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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported): March 8, 2001

                             IMAGEWARE SYSTEMS, INC.
               (Exact name of Registrant as specified in charter)





            CALIFORNIA                     001-15757            33-0224167
---------------------------------  ------------------------  -------------------

    (STATE OR JURISDICTION                                    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)  (COMMISSION FILE NUMBER)  IDENTIFICATION NO.)







                              10833 THORNMINT ROAD
                               SAN DIEGO, CA 92127
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 673-8600





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     ITEM 5.      OTHER EVENTS.

     On March 8, 2001, ImageWare Systems, Inc., a California corporation (the "Company") entered into an Asset Purchase Agreement with I.W. Systems Canada Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of ImageWare; G & A Imaging, Ltd. a Canadian corporation ("G & A"); and R & G Imaging Ltd., a Canadian corporation, whereby the Company, through its wholly owned subsidiary, will purchase substantially all of the assets of G & A. Attached hereto and incorporated herein by reference in its entirety as Exhibit
99.1 is a copy of the press release of the Company announcing the transaction.

     On March 9, 2001, the Company issued a press release announcing that it would be restating certain of its financial statements for the quarters ending March 31, 2000, June 30, 2000 and September 30, 2000. Attached hereto and incorporated herein by reference in its entirety as Exhibit 99.2 is a copy of the press release of the Company announcing the restatement.


     ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  99.1 Press Release issued on March 9, 2001 by ImageWare Systems, Inc. announcing the transaction.

                  99.2 Press Release issued on March 9, 2001 by ImageWare Systems, Inc. announcing the restatement.



                                       1.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 15, 2001                      ImageWare Systems, Inc.

                                           /s/ S. James Miller. Jr.
                                          --------------------------------------
                                          S. James Miller. Jr.
                                          President and Chief Executive Officer











                                       2.
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                                INDEX TO EXHIBITS

99.1 Press Release issued on March 9, 2001 by ImageWare Systems, Inc. announcing the transaction.

99.2 Press Release issued on March 9, 2001 by ImageWare Systems, Inc. announcing the restatement.













                                       3.